UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

December 5, 2016
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)
(972) 673-7000

(Registrant’s telephone number including area code)
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 5, 2016, Dr Pepper Snapple Group, Inc. ("DPS") entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, (the "Underwriting Agreement"), providing for the purchase and sale of $1,550 million of senior unsecured notes consisting of $250 million aggregate principal amount of 2.530% Senior Notes due 2021 (the "2021 Notes"), $500 million aggregate principal amount of 3.130% Senior Notes due 2023 (the "2023 Notes"), $400 million aggregate principal amount of 3.430% Senior Notes due 2027 (the "2027 Notes") and $400 million aggregate principal amount of 4.420% Senior Notes due 2046 (the "2046 Notes" and, together with the 2021 Notes, the 2023 Notes and the 2027 Notes, collectively the "Notes") in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"). At the time of issuance, the Notes will be guaranteed by all of our existing and future subsidiaries that guarantee any of our other indebtedness (the "Subsidiary Guarantors"). Upon the closing of the Merger (as defined below), Bai Brands LLC will fully and unconditionally guarantee the Notes. Issuance and delivery of the Notes is expected to occur on December 14, 2016, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Trustee"), as supplemented by a Seventh Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. DPS estimates that its net proceeds from the sale of the Notes will be approximately $1,538 million (after deducting underwriting discounts and offering expenses). DPS intends to use the net proceeds from this offering, together with the net proceeds from the issuance of commercial paper, to fund the acquisition of Bai Brands LLC (the "Merger"). The remaining net proceeds, if any, will be used to fund the costs of the offering and for other general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments.
If the Merger is not consummated on or prior to December 14, 2017, or if the related merger agreement is terminated on or prior to December 14, 2017, we intend to use the net proceeds to partially fund the redemption of each series of Notes at a redemption price equal to 101% of the principal amount of the applicable series of Notes, plus accrued and unpaid interest to the date of such special mandatory redemption. Prior to such uses, we intend to invest the net proceeds from this offering in short-term investments. The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.
A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1
Underwriting Agreement dated December 5, 2016, among Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	December 6, 2016
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Underwriting Agreement dated December 5, 2016, among Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.